UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2019

OPPENHEIMER ETF TRUST

(Exact name of registrant as specified in its charter)

82-2716323[1]
82-2759921[2]
82-2701797[3]
82-2740997[4]
82-2732571[5]
Delaware	811-21993	82-2768498[6]
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6803 South Tucson Way

Centennial, Colorado 80112-3924

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 768-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[1]For Oppenheimer Russell 1000 Momentum Factor ETF	[4]For Oppenheimer Russell 1000 Size Factor ETF
[2]For Oppenheimer Russell 1000 Value Factor ETF	[5]For Oppenheimer Russell 1000 Quality Factor ETF
[3]For Oppenheimer Russell 1000 Low Volatility Factor ETF	[6]For Oppenheimer Russell 1000 Yield Factor ETF

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 11, 2019, the compliance staff (the “Staff”) of Cboe BZX Exchange, Inc. (“Cboe BZX”) provided written notice to Oppenheimer ETF Trust (the “Trust”) that it is not in compliance with the continued listing standard set forth in Rule 14.11(c)(9)(B)(i)(a) of Cboe BZX. Rule 14.11(c)(9)(B)(i)(a) states that, in order to comply with Cboe BZX continued listing standards, a listed company must maintain no fewer than 50 record and/or beneficial holders of Index Fund Shares for 30 or more consecutive trading days following the initial twelve-month period beginning upon the commencement of trading of a series of Index Fund Shares. Oppenheimer Russell 1000 Momentum Factor ETF, Oppenheimer Russell 1000 Value Factor ETF, Oppenheimer Russell 1000 Low Volatility Factor ETF, Oppenheimer Russell 1000 Size Factor ETF, Oppenheimer Russell 1000 Quality Factor ETF, and Oppenheimer Russell 1000 Yield Factor ETF (each, a “Fund” and together the “Funds”), each a series of the Trust, were each reported to have less than 50 beneficial shareholders as of November 30, 2018, December 31, 2018, and January 31, 2019.

In accordance with Cboe BZX procedures, the Trust must submit a written response to the Staff outlining the Trust’s plan to increase the number of shareholders of each Fund and regain compliance with Rule 14.11(c)(9)(B)(i)(a). The Trust intends to submit such a response in a timely manner. If the Staff accepts the Trust’s plan to regain compliance, the Staff will provide up to a six-month “cure period” beginning on the date of the Staff’s notification. At the end of the “cure period,” the Trust must provide the Staff with evidence that the Trust has regained compliance. In order to re-gain compliance during the “cure period,” the Trust will be required to provide supporting data evidencing compliance. If the Trust is unable to demonstrate that each Fund has regained compliance at the end of the “cure period,” the Staff will initiate delisting proceedings pursuant to Rule 14.12 of Cboe BZX Rules. In such case, the Trust will have the right to request an appeal of the Staff’s decision at a Hearings Panel Review pursuant to Rule 14.12(h) of Cboe BZX Rules.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements may include words such as “anticipate,” “believe,” “may” and other words and terms of similar meaning, including in connection with any discussion of the timing or nature of future financial performance or other events. Such forward-looking statements are subject to certain risks and uncertainties, including whether the Trust is able to regain compliance with the Cboe BZX continued listing standards, whether a Fund is able to avoid potential delisting from the Cboe BZX and other factors disclosed by the Trust from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, the Trust’s actual results may differ materially from those indicated or implied by such forward-looking statements. Except as required by law, the Trust disclaims any obligation to publicly update such statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oppenheimer ETF Trust

Date: March 14, 2019	By:	/s/ John Yoder
	Name:	John Yoder
	Title:	Assistant Secretary